EXHIBIT 99.1

ICG Announces Second Quarter Financial Results

Company Reiterates 2013 Revenue and Non-GAAP Net Income Guidance

RADNOR, Pa., Aug. 8, 2013 (GLOBE NEWSWIRE) -- ICG Group, Inc. (Nasdaq:ICGE) ("ICG") today reported its results for the quarter ended June 30, 2013.

Financial Information

Revenue for the second quarter of 2013 grew 14%, to $48.7 million, compared to $42.8 million in the second quarter of 2012. Non-GAAP net income (loss) for the second quarter of 2013 was a loss of $(0.7) million, or $(0.02) per diluted share, as compared to income of $2.3 million, or $0.06 per diluted share, in the corresponding 2012 period. Non-GAAP net income for the second quarter of 2012 included one-time gains of $3.4 million, primarily related to an interim contract at Procurian. GAAP net income (loss) for the second quarter of 2013 was a loss of $(6.9) million, or $(0.19) per diluted share, compared to $(6.0) million, or $(0.17) per diluted share, in the second quarter of 2012.

"Overall, the quarter was in line with our expectations," said Walter Buckley, ICG's Chief Executive Officer. "Our continued sales and marketing efforts resulted in a number of large contract signings and significant growth in customer pipelines. Based on this activity and our current outlook, we expect that revenue growth and earnings will accelerate in the second half of 2013 and enable us to achieve our 2013 guidance."

Highlights

  Customer signings and strong pipeline activity set foundation for strong second half of year
  Procurian signed one customer during second quarter and another subsequent to quarter

  BOLT, GovDelivery and MSDSonline each signed or finalized record contracts in terms of size and scope

  Repurchased 480,100 shares of ICG common stock for $5.3 million during quarter; have repurchased 641,300 shares for $7.4 million year-to-date
  Spent $9.1 million on sales and marketing across our businesses, bringing year-to-date expenditures to $17.1 million; spent $3.1 million on research and development, resulting in year-to-date expenditures of $6.3 million

Annual Guidance for 2013

ICG is reiterating its 2013 guidance of annual GAAP revenue in the range of $210 million and $220 million, an increase of between 26% and 32% over 2012, and annual non-GAAP net income per share in the range of $0.01 and $0.05.

A reconciliation of the most comparable GAAP financial measures to the non-GAAP measures noted above is included with the financial tables at the end of this release.

Please see ICG's website at www.icg.com for more information on ICG, its companies and its second quarter 2013 results.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. The webcast can be accessed at www.icg.com/investors/events-and-presentations/. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode by dialing 866-318-8611 or 617-399-5130. The participant pass code for either dial-in is 91485315.

For those unable to participate in the conference call, a replay will be available from August 8, 2013 at 12:00 p.m. ET until August 22, 2013 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 or 617-801-6888. The pass code is 82267665. The replay and slide presentation also can be accessed in the investor relations section of the ICG website at www.icg.com/investors/events-and-presentations/.

About ICG

ICG provides leading cloud-based software and solutions in procurement, government, compliance and insurance. ICG's software platforms automate industry-specific processes that drive growth, cost savings and compliance for its customers globally. Headquartered in Radnor, Pennsylvania, ICG has more than 1,100 employees worldwide. For more information, please go to www.icg.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our companies' customers, our companies' collective ability to retain existing customer relationships and secure new ones, our companies' ability to compete successfully against their respective competitors, our companies' ability to timely and effectively respond to technological developments, our and our companies' collective ability to retain key personnel, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, and other risks and uncertainties detailed in ICG's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

ICG Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenue	$ 48,662	$ 42,822	$ 95,001	$ 77,520

Operating Expenses
Cost of revenue	30,306	25,876	60,215	48,354
Sales and marketing	9,079	5,433	17,092	9,408
General and administrative	9,654	9,071	20,664	18,015
Research and development	3,093	3,327	6,297	5,854
Amortization of intangibles	1,926	1,436	4,825	1,860
Impairment related and other	283	160	772	287
Total operating expenses	54,341	45,303	109,865	83,778

Operating income (loss)	(5,679)	(2,481)	(14,864)	(6,258)

Other income (expense):
Other income (loss), net	61	1,054	(912)	1,451
Interest income	62	93	93	230
Interest expense	(488)	(88)	(947)	(196)

Income (loss) before income taxes, equity loss and discontinued operations	(6,044)	(1,422)	(16,630)	(4,773)

Income tax benefit (expense)	(449)	(392)	(1,276)	(932)
Equity loss	(923)	(3,236)	(1,624)	(5,539)

Income (loss) from continuing operations	(7,416)	(5,050)	(19,530)	(11,244)
Income (loss) from discontinued operations	100	(292)	27,696	(966)
Net income (loss)	(7,316)	(5,342)	8,166	(12,210)
Less: Net income (loss) attributable to the noncontrolling interest	(458)	652	(4,044)	804
Net income (loss) attributable to ICG	$ (6,858)	$ (5,994)	$ 12,210	$ (13,014)

Amounts attributable to ICG common shareholders:
Net income (loss) from continuing operations	$ (6,958)	$ (5,764)	$ (17,880)	$ (12,252)
Net income (loss) from discontinued operations	100	(230)	30,090	(762)
Net income (loss) attributable to ICG common shareholders	$ (6,858)	$ (5,994)	$ 12,210	$ (13,014)

Basic net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ (0.19)	$ (0.16)	$ (0.49)	$ (0.34)
Income (loss) from discontinued operations attributable to ICG common shareholders	0.00	(0.01)	0.82	(0.02)
Income (loss) attributable to ICG common shareholders	$ (0.19)	$ (0.17)	$ 0.33	$ (0.36)

Diluted net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ (0.19)	$ (0.16)	$ (0.49)	$ (0.34)
Income (loss) from discontinued operations attributable to ICG common shareholders	0.00	(0.01)	$ 0.82	(0.02)
Income (loss) attributable to ICG common shareholders	$ (0.19)	$ (0.17)	$ 0.33	$ (0.36)

Shares used in computation of basic net income (loss) per common share attributable to ICG common shareholders	36,468	35,917	36,590	36,037
Shares used in computation of diluted net income (loss) per common share attributable to ICG common shareholders	36,468	35,917	36,590	36,037

ICG Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2013	2012

ASSETS
Cash and cash equivalents	$ 89,034	$ 45,435
Restricted cash	1,278	1,235
Accounts receivable, net	49,695	47,810
Deferred tax asset	348	348
Prepaid expenses and other current assets	5,714	6,098
Assets of discontinued operations	--	82,505
Total current assets	146,069	183,431
Marketable securities	--	327
Fixed assets, net	13,123	13,786
Ownership interests	14,685	13,333
Goodwill and Intangibles, net	187,076	193,603
Deferred tax asset	30,164	29,498
Cost method investments	15,008	13,007
Other assets, net	1,686	1,596
Total Assets	$ 407,811	$ 448,581

LIABILITIES AND EQUITY
Current maturities of other long-term debt	$ 8,648	$ 5,336
Accounts payable	7,328	7,023
Accrued expenses	9,232	8,428
Accrued compensation and benefits	10,375	19,721
Deferred revenue	20,828	19,680
Liabilities of discontinued operations	--	10,433
Total current liabilities	56,411	70,621
Long-term debt	26,274	27,978
Other non-current liabilities	4,361	6,745
Total Liabilities	87,046	105,344
Redeemable noncontrolling interest	3,851	3,383
Equity:
Controlling (ICG) equity	275,867	266,720
Noncontrolling interest	41,047	73,134
Total Equity	316,914	339,854
Total Liabilities, Redeemable noncontrolling interest and Equity	$ 407,811	$ 448,581

ICG Group, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2012				2013
	Q1	Q2	Q3	Q4	Q1	Q2
GAAP Net income (loss) attributable to ICG:	($7,020)	($5,994)	$21,341	$14,662	$19,068	($6,858)
Add back:
Share-based compensation	1,638	1,739	1,811	1,738	2,282	2,324
Amortization of intangibles	424	1,436	1,829	1,901	2,899	1,926
Impairment related and other	127	160	739	521	489	283
Other (income) loss, net	(397)	(1,054)	(31,570)	(23,899)	973	(61)
Acquired businesses' deferred revenue	--	2,537	1,593	1,062	753	605
Equity loss	2,303	3,236	1,608	566	701	923
Income tax expense (benefit) - deferred	279	71	5	(222)	20	257
Impact of discontinued operations	1	204	1,854	423	(29,990)	(100)
Non-GAAP net income (loss)	($2,645)	$2,335	($790)	($3,248)	($2,805)	($701)

GAAP Net income (loss) per diluted share:	($0.19)	($0.17)	$0.59	$0.40	$0.52	($0.19)
Add back:
Share-based compensation	$0.05	$0.05	$0.05	$0.05	$0.06	$0.06
Amortization of intangibles	$0.01	$0.04	$0.05	$0.05	$0.08	$0.05
Impairment related and other	$0.00	$0.00	$0.02	$0.01	$0.01	$0.00
Other (income) loss, net	($0.01)	($0.03)	($0.89)	($0.67)	$0.03	($0.00)
Acquired businesses' deferred revenue	$0.00	$0.07	$0.04	$0.03	$0.02	$0.02
Equity loss	$0.06	$0.09	$0.05	$0.02	$0.02	$0.03
Income tax expense (benefit) - deferred	$0.01	$0.00	$0.00	($0.01)	$0.00	$0.01
Impact of discontinued operations	$0.00	$0.01	$0.05	$0.01	($0.82)	($0.00)
Non-GAAP net income (loss) per diluted share	($0.07)	$0.06	($0.03)	($0.10)	($0.08)	($0.02)

Shares used in calculation of GAAP net income (loss) per share attributable to ICG:
Basic	36,156	35,917	35,650	35,840	36,713	36,468
Diluted	36,156	35,917	36,273	36,912	36,713	36,468

Shares used in calculation of non-GAAP net income (loss) per share attributable to ICG:
Basic	36,156	35,917	35,650	35,840	36,713	36,468
Diluted	36,156	36,422	35,650	35,840	36,713	36,468

About ICG's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. ICG strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

ICG's management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding ICG's operating results, as they exclude amounts that ICG excludes as part of its monitoring of operating results and assessment of the performance of the business.

ICG presents the following non-GAAP financial measures in this release: (1) non-GAAP net income (loss) (also referred to as adjusted net income (loss)) and (2) non-GAAP net income (loss) per diluted share (also referred to as adjusted net income (loss) per diluted share).  ICG excludes items from these non-GAAP financial measures as described below.

Non-GAAP net income (loss), excludes the additional following items:

  Share-based compensation. ICG excludes share-based compensation expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of ICG's results with results of other companies.

  Amortization of intangibles. ICG excludes amortization of acquired intangibles, primarily customer relationships and technology, because they are expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and ICG believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment-related and other costs. ICG excludes the effect of impairment-related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, acquisition related costs, legal and settlement costs and other one-time costs, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Other income (loss), net. ICG excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Acquired businesses' deferred revenue. ICG includes acquired businesses' previously deferred revenues that are not recognized under GAAP because ICG considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Equity loss.  In accordance with GAAP, ICG recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company.  ICG excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.

  Income tax expense (benefit) - deferred.  ICG excludes the effect of deferred income tax expense (benefit) primarily because it is a non-cash expense that ICG does not consider a meaningful component of its operating results when assessing the performance of its business, and the exclusion of this item facilitates the comparison of results over different time periods.

  Impact of discontinued operations. ICG includes the impact of these items of discontinued operations in 2012 periods as ICG believes it is useful for investors to understand the effect of this item for all periods presented as compared to what has historically been provided and the impact of discontinued operations in 2013 as ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.

  Shares used in calculation of non-GAAP net income (loss) per diluted share. For periods where GAAP and non-GAAP net income (loss) are both losses, ICG uses the same number of shares used to calculate GAAP and non GAAP net loss per share. For periods where GAAP and non-GAAP net income (loss) are both income, ICG uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share. For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, ICG includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share. For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, ICG excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

ICG believes that the following considerations apply to the non-GAAP financial measures that it presents:

  ICG's management uses non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share in internal reports used by management in monitoring and making decisions regarding ICG's business, including in monthly financial reports prepared for management and in periodic reports to ICG's Board of Directors.

  An important limitation of ICG's non-GAAP financial measures is that they exclude expenses, some of which may be significant, that are required by GAAP to be recorded.  In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.

  To mitigate the limitations associated with non-GAAP financial measures, ICG reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.
CONTACT: Investor inquiries:
         Karen Greene
         ICG
         Investor Relations
         610-727-6900
         IR@icg.com